As filed with the Securities and Exchange Commission on May 23, 2014
Registration No. 333‑176309
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S‑8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________
HOOPER HOLMES, INC.
(Exact name of registrant as specified in its charter)

New York	22-1659359
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

560 N. Rogers Road
Olathe, Kansas	66062
(Address of principal executive offices)	(Zip Code)
HOOPER HOLMES, INC.
2011 OMNIBUS EMPLOYEE INCENTIVE PLAN
(Full title of the Plan)

Henry E. Dubois
President and Chief Executive Officer
Hooper Holmes, Inc.
560 N. Rogers Road
Olathe, Kansas 66062
(913) 764-1045
(Name, address and telephone number of agent for service)

Copy to:
David E. Weiss, Esq.
Sills Cummis & Gross P.C.
Thirty Rockefeller Plaza, 29th Floor
New York, New York 10112
(212) 643-7000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer    [ ]                Accelerated filer         [ ]
Non-accelerated filer     [ ]                Smaller reporting company    [X]
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
On August 15, 2011, Hooper Holmes, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 (File No. 333-176309) (the “Registration Statement”) with the Securities and Exchange Commission. The Registrant hereby files this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement to incorporate by reference the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A, filed on April 29, 1985, pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description and to restate in its entirety section (e) of Item 3 (Incorporation of Documents by Reference) of Part II (Information Required in the Registration Statement). The Registration Statement incorporated by reference the description of the Registrant’s common stock contained or incorporated by reference in its Registration Statement on Form S-3 (Registration No. 333-94729), initially filed by the Registrant with the Commission on January 14, 2000. This Post-Effective Amendment No. 1 to the Form S-8 Registration Statement does not update, amend or modify any other information, statement or disclosure contained in the Prior Registration Statement.
Section (e) of Item 3 of Part II of the Registration Statement is restated to read in its entirety as follows:

(e)
The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A, filed on April 29, 1985, in accordance with the Exchange Act, including any amendment or report filed for the purpose of updating such description.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S‑8 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Olathe, State of Kansas, on the 23rd day of May, 2014.
HOOPER HOLMES, INC.
By:     /s/ Henry E. Dubois
Henry E. Dubois
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Henry E. Dubois Henry E. Dubois	President and Chief Executive Officer (Principal Executive Officer) and Director	May 23, 2014
/s/ Thomas E. Collins Thomas E. Collins	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 23, 2014
/s/ Ronald V. Aprahamian Ronald V. Aprahamian	Chairman of the Board	May 23, 2014
/s/ Larry Ferguson Larry Ferguson	Director	May 23, 2014
/s/ Gus D. Halas Gus D. Halas	Director	May 17, 2014
/s/ Elaine Rigolosi Dr. Elaine Rigolosi	Director	May 23, 2014
/s/ Thomas A. Watford Thomas A. Watford	Director	May 16, 2014